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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  October 30, 1998
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                             WESTOWER CORPORATION
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            (Exact name of registrant as specified in its charter)


         Washington               1-132963                 91-1825860
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      (State or Other           (Commission              (IRS Employer
      Jurisdiction of           File Number)          Identification No.)
      Incorporation)


      7001 N.E. 40th Avenue, Vancouver, Washington           98661
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        (Address of Principal Executive Offices)           (Zip Code)




     Registrant's telephone number, including area code:  (360) 750-9355
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    ----------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.
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     On October 30, 1998, Westower Corporation (the "Company") completed the acquisition of Teletronics Management Services, Inc., a Washington corporation ("Teletronics"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") with Teletronics, Teletronics' shareholders (the "Shareholders"), and Westower Teletronics Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of the Company ("Sub"). Pursuant to the terms of the Merger Agreement, Sub was merged with and into Teletronics. Teletronics, headquartered in Seattle, Washington, provides telecommunications tower consulting services. Under the terms of the Merger Agreement, the total consideration paid at closing by the Company to the Shareholders was $1,000,000 in cash and 188,076 shares of Westower Common Stock, par value $.01 per share. The merger price was determined by arms-length negotiations between the parties. The cash portion of the merger price was paid out of the Company's cash on hand. The foregoing description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.


Item 7.  Exhibits.
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99   Agreement and Plan of Merger, dated as of October 23, 1998, among Westower
     Corporation, Westower Teletronics Acquisition Corp., Teletronics Management Services, Inc. and the Shareholders of Teletronics Management Services, Inc.

                                       1
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WESTOWER CORPORATION



Date: November 12, 1998             By: /s/ Peter Lucas
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                                        Peter Lucas, Senior Vice President,
                                        Chief Financial Officer, Treasurer
                                        and Secretary
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                                 Exhibit Index
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Exhibit
-------

99 Agreement and Plan of Merger, dated as of October 23, 1998, among Westower Corporation, Westower Teletronics Acquisition Corp., Teletronics Management Services, Inc. and the Shareholders of Teletronics Management Services, Inc.